Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NATHAN'S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	11-3166443
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 Old Country Road, Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

NATHAN'S FAMOUS, INC. 2001 STOCK OPTION PLAN
(Full Title of the Plan)

Eric Gatoff, Chief Executive Officer
Nathan's Famous, Inc.
1400 Old Country Road
Westbury, New York 11590
(Name and address of agent for service)

(516) 338-8500
(Telephone number, including area code, of agent for service)

copy to:
Nancy D. Lieberman, Esq.
Farrell Fritz, P.C.
1320 RexCorp Plaza
Uniondale, New York 11556
(516) 227-0638

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee

Common Stock, par value $.01 per share together with the associated common stock purchase rights	275,000 shs. (2)	$14.23	$3,913,250	$153.79

(1)	Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq Global Market on November 5, 2008.
(2)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

.

EXPLANATORY NOTE

This Registration Statement is being filed by Nathan’s Famous, Inc. (the “Registrant”) to register an additional 275,000 shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), reserved for issuance under the Nathan’s Famous, Inc., 2001 Stock Option Plan, as amended (the “Plan”). The Registrant previously filed a registration statement with respect to shares to be issued under the Plan on Form S-8 with the Securities and Exchange Commission on February 14, 2002 (File No. 333-82760) (the “Previous Filing”). The contents of the Previous Filing are incorporated herein by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Name of Exhibit

4.1	Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 No. 33-56976.)
4.2	Amendment to the Certificate of Incorporation, filed December 15, 1992. (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 No. 33-56976.)
4.3	By-Laws, as amended. (Incorporated by reference to Exhibit 3.1 to Form 8-K dated November 1, 2006.)
5	Opinion and Consent of Farrell Fritz, P.C.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Farrell Fritz, P.C. (included as part of Exhibit 5)
24	Powers of Attorney (included on Signatures page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York, on the 7th day of November, 2008.

NATHAN'S FAMOUS, INC.

By:	/s/ Eric Gatoff

Eric Gatoff Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on November 7, 2008, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Eric Gatoff and Wayne Norbitz, and each of them acting individually, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and on our behalf in our capacities indicated below which they or either of them may deem necessary or advisable to enable Nathan's Famous, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Signature	Title

/s/ Howard M. Lorber	Executive Chairman of the Board
Howard M. Lorber

/s/ Eric Gatoff	Chief Executive Officer and Principal Executive Officer
Eric Gatoff

/s/ Wayne Norbitz	President, Chief Operating Officer and Director
Wayne Norbitz

/s/ Ronald G. DeVos	Vice President - Finance Chief Financial Officer and Secretary
Ronald G. DeVos	(Principal Financial and Accounting Officer)

/s/ Robert J. Eide	Director
Robert J. Eide

/s/ Brian S. Genson	Director
Brian S. Genson

/s/ Donald Perlyn	Director
Donald Perlyn

/s/ Attilio F. Petrocelli	Director
Attilio F. Petrocelli

/s/ Barry Leistner	Director
Barry Leistner

/s/ Charles Raich	Director
Charles Raich

EXHIBIT INDEX

Exhibit No.	Name of Exhibit

4.1	Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 No. 33-56976.)
4.2	Amendment to the Certificate of Incorporation, filed December 15, 1992. (Incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 No. 33-56976.)
4.3	By-Laws, as amended. (Incorporated by reference to Exhibit 3.1 to Form 8-K dated November 1, 2006.)
5	Opinion and Consent of Farrell Fritz, P.C.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Farrell Fritz, P.C. (included as part of Exhibit 5)
24	Powers of Attorney (included on Signatures page)